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                                                                    EXHIBIT 99.1


CAPITAL Z FINANCIAL SERVICES FUND II TO INVEST UP TO $100 MILLION IN AAMES FINANCIAL CORPORATION


        NEW YORK/LOS ANGELES--(BUSINESS WIRE)--Dec. 23, 1998--Aames Financial Corporation (NYSE:AAM - news), a leader in subprime home equity lending, and Capital Z Financial Services Fund II, L.P. ("Capital Z"), a $1.8 billion global private equity fund focused on the insurance, financial services and healthcare services industries, today jointly announced that they have signed a definitive agreement under which Capital Z will make an equity investment of up to $100 million in Aames.

        Under the terms of the agreement, Capital Z will invest $75 million at an initial closing to acquire two new series of convertible preferred stock. Following the completion of the initial investment and subject to the receipt of stockholder approval of a recapitalization to increase the Company's authorized common and preferred stock, Aames' common stockholders will be offered rights to purchase, in the aggregate, up to an additional $25 million of one of the Company's new series of convertible preferred stock, sold to Capital Z at the initial closing, on the same terms as sold to Capital Z. Capital Z agreed to purchase any unsubscribed shares in the rights offering.

        Upon completion of the rights offering, assuming full participation of Aames' common stockholders, the $75 million of convertible preferred stock purchased by Capital Z will represent approximately 57.2% of Aames' outstanding common shares. Assuming no participation by Aames' common stockholders, Capital Z would purchase all of the unsubscribed shares and would own approximately 76.3% of the outstanding common shares. Each preferred share will be convertible into one share of Aames common stock, based on a stated value of $1.00 per share, and will have an annual dividend rate of 6.5%, which the Company has the option of accruing for the first two years.

        The combined proceeds of the investment and subsequent rights offering will be used to recapitalize the Company's equity base, support a corporate restructuring program and for general corporate purposes. The initial closing is subject to customary closing conditions, regulatory approval and receipt of certain bondholder consents and commitments from lenders for warehouse facilities sufficient to maintain the Company's loan production operations. The Company intends to seek a waiver from the New York Stock Exchange of certain stockholder approval requirements relating to the issuance of the convertible preferred stock. In the event the waiver is not obtained, stockholder approval of the transactions will be sought. The parties expect the initial closing to be completed by early February. The second closing will be consummated as soon as practicable after completion of the recapitalization.

        In connection with its investment, Capital Z will have the right to elect four of the Company's nine directors, and a right to nominate a fifth director for consideration by the common stockholders. The Company has agreed to pay Capital Z certain fees in connection with the transaction, including fees payable if an alternative strategic transaction is consummated or, in certain circumstances, agreed to by the Company. In the event a superior alternative transaction is proposed, Capital Z also will have certain matching rights.


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        Cary H. Thompson, Aames' chief executive officer, stated, "Today marks the culmination of our efforts to identify a high-quality equity partner and to address the Company's liquidity requirements and long-term capital needs. This investment by Capital Z strengthens our balance sheet, provides us with increased financial flexibility and will help us to achieve our growth objectives. Combined with planned enhancements in our operations, Aames will be positioned to build upon its strong position in the subprime home equity market and prudently pursue attractive opportunities for growth within the origination and servicing lines of business."

        Neil B. Kornswiet, Aames' president and co-chairman, said, "We are pleased with the partnership we are creating today and look forward to working with Capital Z to build Aames into an industry leader. Capital Z brings to Aames a wealth of financial expertise, operational experience in the financial services industry and significant resources. We look forward to combining the strengths of Capital Z with our organization for the benefit of all shareholders.

        "We are now in a position to begin focusing our energy on improving the efficiency of our operations and enhancing profitable growth," Mr. Kornswiet added.

        Steven M. Gluckstern, a Partner of the Capital Z Financial Services Fund II, said, "Our investment in Aames reflects our strong confidence in the Company and its well-established franchise. After a thorough review of the industry, the Company and the capital markets environment, we believe that Aames will be one of the leading, long-term participants in the subprime home equity markets. The Company has a sound operating platform, a capable management team and attractive prospects for profitable growth. Capital Z plans to work in partnership with the Aames management team to achieve a leading industry position and to take advantage of the consolidation that is occurring within the industry.

        "In addition, based upon our discussions with the Company's lenders, we are confident that this capital infusion will enable Aames to significantly expand its access to warehouse lending facilities and to further increase the Company's overall liquidity," Mr. Gluckstern added.

        Based in New York, Capital Z Financial Services Fund II, L.P., is a $1.8 billion global private equity fund that focuses exclusively on investments in insurance, financial services and healthcare services. The Fund, which was formed in August 1998, is managed by Capital Z Partners, a global alternative asset investment management firm headquartered in New York City with offices or affiliates in London and Hong Kong. Capital Z Partners also manages Capital Z Investments, L.P., a $1.5 billion fund which focuses on investments in private equity funds, hedge funds and other alternative investment vehicles. Since 1990, Capital Z Partners and its predecessor funds have invested in excess of $1.25 billion in over 40 transactions with an aggregate market value in excess of $11.0 billion.

        Aames Financial Corporation is a leading home equity lender, and currently operates 95 Aames Home Loan offices serving 33 states, including the District of Columbia. Its wholly-owned subsidiary, One Stop Mortgage, Inc., currently operates 41 broker offices serving 46 states, including the District of Columbia, and 17 Retail Direct offices serving 11 states.

        From time to time, Aames Financial Corporation may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters.


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The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business include the following: negative cash flows and capital needs; delinquencies and losses in securitization trusts; negative impact on cash flow; right to terminate mortgage servicing; changes in interest rate environment; year 2000 compliance and technological enhancement; prepayment risk; basis risk; credit risk; risk of adverse changes in the secondary market for mortgage loans; dependence on funding sources; dependence on broker network; risks involved in commercial mortgage lending; strategic alternatives; competition; concentration of operations in California; timing of loan sales; economic conditions; contingent risks; and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations --Risk Factors" in the Company's Form 10-K for the fiscal year ended June 30, 1998 and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations --Risk Factors" in Form 10-Q for the quarter ended September 30, 1998.


Contact:

     Aames Financial Corporation, Los Angeles
     David Sklar, 213/210-5311
           or
     Kekst and Company, New York
     Tracey T. Stearns, 212/521-4800
           or
     Sitrick and Company, Los Angeles
     Jeffrey Lloyd or Linda Press, 310/788-2850


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